Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 and Form S-1 of Cable Holdco, Inc. of our reports dated March 19, 2008 relating to the financial statements and financial statement schedule of the Post Cereals Business (a component of Kraft Foods Inc.), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
April 11, 2008